As filed with the Securities and Exchange Commission on March 18, 2002
                                                       Registration No. 333-2598
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------
                             UCAR INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                              06-1385548
 (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                 Brandywine West
                          1521 Concord Pike, Suite 301
                           Wilmington, Delaware 19803
          (Address of Principal Executive Offices, Including Zip Code)

                            Equity Ownership Program
                            (Full Title of the Plan)

                             Karen G. Narwold, Esq.
                  Vice President, General Counsel and Secretary
                             UCAR International Inc.
                                 Brandywine West
                          1521 Concord Pike, Suite 301
                           Wilmington, Delaware 19803
                                 (302) 778-8227
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

                                    Copy to:

                             M. Ridgway Barker, Esq.
                            Kelley Drye & Warren LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901

                                   ----------



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



                          DEREGISTRATION OF SECURITIES

         UCAR International Inc. (the "Registrant") is filing this post-effective amendment to deregister securities registered for resale pursuant to its Equity Ownership Program (the "Plan") on Registration Statement on Form S-8, No. 333-2598 (the "Registration Statement"). The Registration Statement registered 854,838 shares of Common Stock, par value $0.01 per share, of the Registrant (the "Shares") in accordance with the Plan. All remaining unissued Shares are hereby deregistered.

Item 8.  Exhibits.

         The following opinions, consents and other documents are attached hereto as exhibits:

   Exhibit No.                              Description

       4.1 Form of Management Common Stock Subscription Agreement (incorporated by reference to Exhibit 2.5 to the Registration Statement of the Registrant and UCAR Global Enterprises Inc. on Form S-1 (File No. 33-84850)).

       4.2 Form of Management Pledge and Security Agreement, together with Form of Promissory Note (incorporated by reference to Exhibit 2.6 to the Registration Statement of the Registrant on Form S-1 (File No. 33-94698)).

       4.3 Form of Amendment, Waiver and Release in connection with such Management Common Stock Subscription Agreements, Management Pledge and Security Agreements and Promissory Notes (incorporated by reference to Exhibit 2.6(b) to the Registration Statement of the Registrant on Form S-1 (File No. 333-1090)).

       4.4 Stock Repurchase Agreement dated as of April 2, 1997 among UCAR International Inc., Blackstone Capital Partners Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P. and Chase Equity Associates, L.P. (incorporated by reference to Exhibit 2.33 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

      23.1            Consent of Kelley Drye & Warren LLP (previously filed).

      23.2            Consent of KPMG Peat Marwick LLP (previously filed).

       24             Powers of Attorney.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 18th day of March, 2002.

                                UCAR INTERNATIONAL INC.


                        By:      /s/  Karen G. Narwold
                           ------------------------------------------------
                           Name:   Karen G. Narwold
                           Title:  Vice President, Secretary and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signatures
                                                                     Title                             Date

                                                    Chairman of the Board, Chief Executive
                        *                           Officer, President and Director               March 18, 2002
------------------------------------------------    (Principal Executive Officer)
               Gilbert E. Playford


                        *                           Vice President, Chief Financial Officer       March 18, 2002
------------------------------------------------    and Chief Information Officer
             Corrado F. De Gasperis                 (Principal Financial and Accounting
                                                    Officer)


                       *                                            Director                      March 18, 2002
------------------------------------------------
               R. Eugene Cartledge


                       *                                            Director                      March 18, 2002
------------------------------------------------
                Mary B. Cranston


                       *                                            Director                      March 18, 2002
------------------------------------------------
                  John R. Hall


                       *                                            Director                      March 18, 2002
------------------------------------------------
                 Thomas Marshall


                       *                                            Director                      March 18, 2002
------------------------------------------------
                Ferrell P. McClean


                       *                                            Director                      March 18, 2002
------------------------------------------------
                 Michael C. Nahl

* By:    /s/  Karen G. Narwold
      -----------------------------------------------------------------
         Karen G. Narwold, Attorney-in-Fact


                                      4

                                  EXHIBIT INDEX


  Exhibit No.                 Description                     Page No.
  -----------                 -----------                     --------

     24                     Powers of Attorney.